Exhibit 99.2
Contact:
Mark Burgess, CEO
813-884-0000
Anchor Glass Receives Notice of Delisting
TAMPA, Florida, August 9, 2005 - On August 8, 2005, Anchor Glass Container Corporation (NASDAQ: AGCC) received notice from the NASDAQ Stock Market that after reviewing the Company’s press release dated August 8, 2005 announcing that the Company filed for protection under Chapter 11 of the U.S. Bankruptcy Code (the Filing), and such other information as is publicly available, in accordance with Marketplace Rules 4300 and 4450(f), Nasdaq has determined that the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on August 17, 2005, unless the Company requests a hearing in accordance with the Marketplace Rule 4800 Series.
As a result of the Filing, the fifth character “Q” will be appended to the Company’s trading symbol. Accordingly, the trading symbol for Anchor’s securities, Common Stock, $.10 par value, will be changed from AGCC to AGCCQ at the opening of business on August 10, 2005.
About Anchor
Anchor Glass Container Corporation is the third largest manufacturer of glass containers in the United States. It has eight strategically located facilities where it produces a diverse line of flint (clear), amber, green and other colored glass containers for the beer, beverage, food, liquor and flavored alcoholic beverage markets.
Forward-Looking Statements
This press release includes forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements involve risks and uncertainties faced by the Company including, but not limited to, economic, competitive, governmental and technological factors outside the control of the Company that may cause actual results to differ materially from the forward-looking statements. These risks and uncertainties may include the outcome of the Chapter 11 proceedings, the highly competitive nature of the glass container industry and the intense competition from makers of alternative forms of packaging; fluctuations in the prices for energy, particularly natural gas, and other raw materials; the Company’s focus on the beer industry and its dependence on certain key customers; the seasonal nature of brewing and other beverage industries; volatility in demand from emerging new markets; the Company’s dependence on certain executive officers; changes in environmental and other government regulations; and actions that may be taken by creditors and vendors. The Company operates in a changing environment in which new risk factors can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in forward-looking statements. All forward-looking statements are subject to risks and uncertainties, including without limitation those identified in the Company’s annual report on Form 10-K, which could cause actual results to differ from those projected. The Company disclaims any obligation to update any forward-looking statements.